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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       January 8, 2001 (December 22, 2000)


                               SVI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)




           NEVADA                         0-23049               84-1131608
           ------                         -------               ----------
(State or other jurisdiction           (Commission             (I.R.S. Empl.
 of incorporation or organization)      File Number)            Ident. No.)



  12707 HIGH BLUFF DRIVE, SUITE 335, SAN DIEGO, CALIFORNIA            92130
  --------------------------------------------- ----------            -----
    (Address of principal executive offices)                       (Zip Code)


                                 (858) 481-4404
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS
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1.       New Chief Executive Officer

         On January 5, 2001, SVI Holdings, Inc. ("SVI" or the "Company") announced that it had named Thomas A. Dorosewicz to be Chief Executive Officer of SVI effective January 10, 2001. Barry M. Schechter, who has been CEO and Chairman of SVI since its inception, will continue as Chairman of the Board of Directors. Mark Wulff, formerly CEO of the Company's SVI Retail subsidiary, will be leaving the Company. Mr. Dorosewicz will assume the duties formerly performed by Mr. Wulff. Mr. Dorosewicz is 45 years old.

         Prior to joining SVI, Mr. Dorosewicz was President of ecVision, Inc. in San Jose, California, a provider of XML based technology used to automate the merchandise supply chain process via the Internet. Mr. Dorosewicz directed U.S. operations of ecVision. From 1998 to 2000, he was a Vice President of Integrated Business Solutions, a Lockheed Martin company which provides information technology outsourcing and systems integration in e-commerce and integrated document management. His responsibilities included developing and managing an integrated e-business unit, and worldwide sales of integrated document management solutions. From 1996 to 1998, Mr. Dorosewicz was Vice President, Marketing, Sales & Services of @POS, Inc. (previously known as MobiNetix), a provider of customer relationship management solutions. From 1990 to 1996, Mr. Dorosewicz held various management positions with Symbol Technologies, Inc., a worldwide leader in bar code data capture, wireless networks and hand held computers. Prior to 1990, Mr. Dorosewicz held positions at Fujitsu Systems of America, Spectra Physics, Inc., and 3M Business Products. He has a B.S. from University of Maryland.

2.       Sale of Common Stock and Warrants.

         On December 22, 2000, SVI entered into an agreement to sell up to 2,941,176 shares of common stock to a limited number of accredited investors for cash at $0.85 per share. SVI sold 1,764,706 of such shares on December 22, 2000, for gross proceeds of $1,500,000. SVI has agreed to sell, and certain investors have agreed to purchase, an additional 588,235 shares on or before January 20, 2001, for additional gross proceeds of $500,000. Certain investors have a right, at their sole discretion, to purchase up to an additional 588,235 shares (the "Option Shares") on or before February 20, 2001 at $0.85 per share. If all of the Option Shares are purchased, the gross proceeds will be an additional $500,000.

         SVI also agreed to issue to each investor a warrant to purchase one common share at $1.50 ("Warrant") for each two common shares purchased in the private placement (aggregate Warrants exercisable into 1,176,471 shares based on $2,000,000 investment commitment, plus up to 294,118 additional shares if investors purchase all Option Shares). SVI may call 50% of the Warrants, subject to certain conditions, if SVI's common shares have traded at a price above $2.00 per share for thirty consecutive days. SVI may call the remaining 50% of the Warrants, subject to certain conditions, if SVI's common shares have traded at a price above $3.00 per share for thirty consecutive days. In each case, the holder of a called Warrant will have thirty days after the call to exercise the Warrant, after which time the Warrant will expire.

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         These securities were offered and sold without registration under the
Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and an appropriate legend was placed on the common shares and Warrants and will be placed upon the common shares issuable upon exercise of the Warrants unless registered under the Act prior to issuance. SVI has agreed to file a resale registration statement under the Act covering the common shares offered and the common shares issuable upon exercise of the Warrants.

         SVI applied $500,000 of the gross proceeds to discharge $500,000 in principal amount of a secured convertible note issued in favor of one of the investors on December 14, 2000. SVI used such principal amount for working capital. Additional net proceeds from the sale of common stock of approximately $1,475,000 (plus $500,000 if investors purchase the Option Shares) are also intended primarily for working capital. SVI's primary bank lender, Union Bank of California, N.A., has agreed to waive its right to demand that such proceeds be used toward reduction of principal of SVI's indebtedness to such bank. Immediately prior to this private offering, SVI had 33,897,884 common shares issued and outstanding.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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(a)      Financial statements of businesses acquired.
         Not applicable.

(b)      Pro forma financial statements.
         Not applicable.

(c)      Exhibits

         10.1     Convertible Promissory Note and Grant of Security Interest
         10.2     Common Stock Purchase Agreement
         10.3     Investors' Rights Agreement
         10.4     Form of Warrant To Purchase Common Stock

Schedules and similar attachments to these exhibits have not been filed, but will be provided supplementally to the Commission upon request.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SVI HOLDINGS, INC.




Date:    January 8, 2001                   By: /S/ BARRY M. SCHECHTER
                                              -----------------------
                                               Chairman of the Board

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